SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of The Provident Riverfront Funds on behalf of: The Riverfront Balanced Fund, The Riverfront Large Company Select Fund, The Riverfront Select Value Fund, The Riverfront Small Company Select Fund, The Riverfront U.S. Government Fund, The Riverfront U.S. Government Securities Money Market Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated:  August 16, 2004

/s/ J. Donald Raines

Title: President, Principal Executive Officer



Dated: August 16, 2004

/s/ C. John Ollier

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.